                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported)  July 2, 1996



                      EASTERN ENVIRONMENTAL SERVICES, INC.
                      ------------------------------------
                 (Exact name of issuer as specified in charter)

      Delaware                         0-16102        59-2840783
   (State or Other Jurisdiction        Commission     (I.R.S. Employer
      or Incorporation or              file number      Identification
      Organization)                                     Number)

               1000 Crawford Place, Mt. Laurel, New Jersey  08054
                    (Address of principal executive offices)

                                 (609) 235-6009
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.
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   Allied Waste Services, Inc., a Delaware corporation ("Allied"), is a wholly-
owned subsidiary of Eastern Environmental Services, Inc. (the "Registrant"). On July 2, 1996, Allied acquired ("the Acquisition") all of the assets of Allied Environmental Services, Inc., and Allied Environmental Services West, Inc. (collectively referred to as the "Companies") under an agreement dated June 27, 1996 ("Purchase Agreement"). The Purchase Agreement was executed between Allied, the Companies, Global Spill Management, Inc. ("the Shareholder") and Stuart H. Berry and Alan Hershkowitz ("the Individuals"). The Shareholder, Companies and the Individuals are collectively referred to as the "Sellers".
The Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries.

   The Purchase Agreement is attached as Exhibit 10.1. The description of the acquired assets and the Acquisition transaction set forth herein is qualified in its entirety by reference to the Purchase Agreement.

   Allied paid consideration of $700,000 (the "Purchase Price") to the Sellers for the acquired assets. The total consideration was paid in 116,667 shares of restricted common stock of the Registrant. The total number of shares delivered to the Companies was determined by valuing the Registrants stock at six ($6.00) dollars per share. Purchaser is obligated to have the stock registered under the Securities Act of 1933 within ninety (90) days of the date of closing pursuant to a "self registration" of the Registrants stock.

   Under the terms of the Purchase Agreement, Allied assumed no obligations or liabilities of the Sellers, except for the responsibility of paying certain vendor liabilities and performing the unperformed obligations under certain uncompleted customer contracts. The acquired assets were transferred to Allied free and clear of all liens, encumbrances, security interests and claims, except for the previously mentioned liabilities specifically assumed by Allied. The terms of the purchase are more fully described in the Purchase Agreement.

   The acquired assets include all office furniture, equipment, and supplies used in the operations of the Companies, all rights and interests in the customer accounts receivable of the Companies whether billed or unbilled as of the closing date; customer contract rights; all rights, title and interest of the Companies in leases for real property; all rights, title and interest in trade secrets, property rights, symbols, trademarks, trade names, logos, and telephone directory listings used by the Companies; all permits, licenses, franchises, consents and other approvals for governmental agreements used in the operations of the business; and all goodwill of the business conducted by the Companies. The acquired assets were used by the Companies in the business of arranging for the testing, disposal and transportation
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of contaminated soil, and in lesser amounts asbestos, contaminated water and special waste products. Allied intends to continue to use the acquired assets for the same purpose. The two Individuals, who were the key employees of the Companies, have been hired by Registrant to operate Allied.

Item 7. Financial Statements, Pro Forma
        Financial Information and Exhibits
        ----------------------------------

(a) Financial statements of businesses acquired. It is impracticable to provide the required financial statements of Allied Environmental Services, Inc and Affiliates at the time of the filing of this report. The required financial statements of Allied Environmental Services, Inc. and Affiliates will be filed within 60 days.

(b)  Pro forma financial information.

     It is impracticable to provide the required pro forma financial information of Eastern Environmental Services, Inc. at the time of the filing of this report. The pro forma information will be filed within 60 days.

(c)  Exhibits.

10.1 Agreement for the sale and Purchase of the assets dated June 27, 1996 between Allied Waste Services, Inc. and Global Spill Management, Inc., Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Stuart H. Berry, and Alan Hershkowitz.
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                                   Signature
                                   ---------

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             EASTERN ENVIRONMENTAL SERVICES, INC.


Date:   July 17, 1996        By:     /s/ Louis D. Paolino, Jr.
                                ---------------------------------------
                                     Louis D. Paolino, Jr.
                                     President
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                                 EXHIBIT INDEX


Exhibit
 No.         Description
- -------      -----------

10.1 Agreement for the sale and Purchase of the assets dated June 27, 1996 between Allied Waste Services, Inc. and Global Spill Management, Inc., Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Stuart H. Berry, and Alan Hershkowitz.